[HUBBELL LOGO]
                       Date:          October 18, 2005             NEWS RELEASE

                       For Release:   IMMEDIATELY
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                                                            HUBBELL INCORPORATED
                                                          584 Derby-Milford Road
                                                                   P. O. Box 549
                                                                Orange, CT 06477
                                                                    203-799-4100

                      Contact:       Thomas R. Conlin


                      HUBBELL REPORTS HIGHER SALES, STRONG

                         PROFIT GROWTH IN THIRD QUARTER


ORANGE, CT. (October 18, 2005) -- Hubbell Incorporated (NYSE: HUBA, HUBB) today reported an 18% increase in earnings per share diluted to $.79 for the quarter ended September 30, 2005 versus $.67 in the third quarter of 2004.

Sales for the quarter were $561.1 million or a 7% increase over sales of $525.1 million reported for the corresponding period of 2004. Net income rose by 17% to $48.5 million compared to $41.5 million reported in the prior year's third quarter.

OPERATIONS REVIEW

"We're pleased with our overall quarterly performance -- sales increase of 7%, net income increase of 17% -- especially considering the strength of the prior year," said Timothy H. Powers, Chairman, President, and Chief Executive Officer. "In particular, our Power Systems segment saw positive results from its storm-preparedness strategy and was well positioned to provide a wide range of utility infrastructure repair products to the hurricane ravaged Gulf Coast. Our Electrical segment is successfully responding to challenges in its markets as evidenced by the improvement in our operating margin compared with the first and second quarters of this year. Also, the Industrial Technology segment reported double digit sales and profit improvements. Overall operating margin of 13% in the quarter exceeded our expectations."

"We also expanded our foundation for future growth. Our Wiring Systems business introduced an important new metal raceway product line, and on October 3, our second major implementation in the Hubbell 2006


                                   -continued-

SAP program went `live'. We also completed four small, but strategic acquisitions: two joined the Industrial Technology segment, and one went to each of the Electrical and Power Systems segments."

SEGMENT REVIEW

Comparisons noted in this Segment Review are third quarter of 2005 versus the third quarter of 2004.

Sales for the Electrical segment were 3% higher while operating profit was flat. Included in these results are restructuring expenses of $1.2 million pre-tax in 2005 and $2.1 million pre-tax in 2004. Within the segment, comparative performance varied depending upon the market. Volume in the overall non-residential construction market - the segment's largest single market - remained below last year. Nonetheless, the Wiring Systems and Hubbell Electrical Products businesses reported modestly higher sales. Sales of commercial and industrial lighting fixtures were lower, but continued strength of the residential fixture market offset that impact. Total operating profit for the segment was below the prior year, but close control of costs and an improved product sales mix helped to substantially offset lower unit volumes and higher freight and utility costs brought about by record energy prices.

The Power Systems segment reported a very strong quarter with sales and operating profits up 19% and 79%, respectively. Our industry leading position in utility infrastructure components and tools, rapid response capabilities in hurricane affected areas, and acquisitions each played a role in achieving the quarter's results. Our investments in lean concepts have enhanced our flexibility and contributed to record levels of sales and profitability. Also contributing to improved profitability was our ability to offset material cost escalation.

The Industrial Technology segment reported another quarter of solid revenue and operating profit growth: sales rose by 17% and operating profit improved by 40%. The segment capitalized on the strength of its end markets with sales up by double-digits from customers in high voltage instrumentation, specialty communications, industrial components and controls markets. Two small acquisitions also contributed to the higher sales. Operating profits were higher and margin increased to 14.8% versus 12.3% in the prior year largely due to performance at GAI-Tronics and Gleason Reel.

Cash flow from operations was $79 million in the 2005 third quarter compared to $66 million in the prior year third quarter. Cash generation in the quarter resulted from strong net income and lower levels of


                                   -continued-
working capital. Capital expenditures in the quarter of $18 million were higher compared with $11 million in the prior year primarily due to new product development and expanded support of the continuing lighting restructuring. Cash expended on acquisitions in the 2005 third quarter totaled $48 million. There were no acquisitions in the 2004 third quarter.

SUMMARY AND OUTLOOK

"Three months ago when we reported second quarter 2005 results, we projected improving performance in the remaining quarters of the year," Powers noted. "We've delivered on this expectation in the third quarter. We adapted quickly and efficiently to weakness in non-residential markets. Our lean manufacturing initiative, lower cost sourcing, lighting restructuring, and faster new product development all played a part."

"Hubbell's market diversity is also a key element of our strategy for growth. As the Electrical segment progressively improves its performance, our other segments can be expected to add another quarter of growth to finish the year. Power Systems and Industrial Technology use product and technology leadership to maximize results in their separate markets and customer bases."

"However, much remains to be seen in the remainder of the year," Powers concluded. "Energy continues to be expensive, the economic impact of recent hurricanes is not yet quantified, and the direction of raw material prices remains unsettled. Accordingly, consistent with our prior guidance, we expect 2005 earnings per share before restructuring to be in the range of $2.55-$2.65."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about capital resources, performance and results of operations and are based on the Company's reasonable current expectations.


                                   -continued-

These statements may be identified by the use of forward-looking words or phrases such as "may", "plan", "can be expected", "guidance", "improves", "continues", "progress", "remains to be seen", "only the beginning", "remain unsettled", "continued growth", "not yet quantified", and variations thereof and similar terms. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the effect and costs of the ongoing Hubbell 2006 business information system initiative and restructuring programs; the availability and costs of raw materials and purchased components; changes in our served markets or competition; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; ability to integrate acquisitions into our core business and forecast future sales accretion; general economic and business conditions; and other factors described in our Securities and Exchange Commission filings, including the "Business" Section in the Annual Report on Form 10-K for the year ended December 31, 2004.

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, residential, utility, and telecommunications markets. With 2004 revenues of $2.0 billion, Hubbell Incorporated operates manufacturing facilities in North America, Puerto Rico, Mexico, Brazil, Italy, Switzerland, and the United Kingdom, participates in a joint venture in Taiwan, and maintains sales offices in Singapore, Hong Kong, South Korea, People's Republic of China, and the Middle East. The corporate headquarters is located in Orange, CT.

                                    # # # # #

                       (Financial Schedules are Attached.)

                              HUBBELL INCORPORATED
                       CONSOLIDATED STATEMENT OF EARNINGS
                                   (UNAUDITED)
                      (in millions, except per share data)

                                                   THREE MONTHS ENDED                            NINE MONTHS ENDED
                                                      SEPTEMBER 30                                 SEPTEMBER 30

                                              2005                   2004                  2005                   2004
Net Sales                                       $ 561.1                $ 525.1             $ 1,569.2              $ 1,493.2
Cost of goods sold                                396.9 (1)              377.7 (4)           1,125.2 (1)            1,072.9 (4)
                                         ---------------        ---------------        --------------        ---------------
Gross Profit                                      164.2                  147.4                 444.0                  420.3
Selling & administrative expenses                  89.9                   83.6                 270.2  (2)             247.2
Special charges                                     1.0                    1.9                   5.2                   12.6
                                         ---------------        ---------------        --------------        ---------------
Total Operating Income                             73.3                   61.9                 168.6                  160.5
Investment income                                   2.5                    1.3                   7.0                    3.5
Interest expense                                   (5.3)                  (5.2)                (15.4)                 (15.4)
Other income (expense), net                        (0.2)                   0.8                  (0.1)                   0.3
                                         ---------------        ---------------        --------------        ---------------
                                                                                                   -
Total Other Expense, net                           (3.0)                  (3.1)                 (8.5)                 (11.6)
                                         ---------------        ---------------        --------------        ---------------
Income Before Income Taxes                         70.3                   58.8                 160.1                  148.9
Provision for income taxes                         21.8  (3)              17.3                  47.1  (3)              42.0
                                         ---------------        ---------------        --------------        ---------------
NET INCOME                                       $ 48.5                 $ 41.5               $ 113.0                $ 106.9
                                         ===============        ===============        ==============        ===============
Earnings Per Share - Diluted                     $ 0.79                 $ 0.67                $ 1.82                 $ 1.74
                                         ===============        ===============        ==============        ===============
Average Shares Outstanding - Diluted               61.5                   61.9                  62.0                   61.5

(1) 2005 third quarter and year-to-date Cost of goods sold includes special charges of $0.2 and $0.7, respectively, related to Electrical segment restructuring.

(2) 2005 year-to-date Selling & administrative expenses includes $4.6 of transactional expenses in support of the Company's strategic growth initiatives.

(3) 2005 third quarter and year-to-date Provision for income taxes includes $1.9 of tax associated with anticipated dividend repatriations under the American Jobs Creation Act of 2004.

(4) 2004 third quarter and year-to-date Cost of goods sold includes special charges of $0.2 and $1.3, respectively, related to Electrical segment restructuring.

                              HUBBELL INCORPORATED
                  CONSOLIDATED STATEMENT OF EARNINGS BY SEGMENT
                                   (UNAUDITED)
                      (in millions, except per share data)

                                                     THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                       SEPTEMBER 30                                SEPTEMBER 30

                                                2005                   2004                 2005                    2004
Net Sales
     Electrical                                   $ 396.6                $ 386.2             $ 1,126.4              $ 1,106.9
     Power                                          126.6                  106.5                 335.2                  290.2
     Industrial Technology                           37.9                   32.4                 107.6                   96.1
                                           ---------------        ---------------      ----------------        ---------------
          Total Net Sales                         $ 561.1                $ 525.1             $ 1,569.2               $1,493.2
                                           ===============        ===============      ================        ===============
Operating Income
     Electrical                                    $ 46.5                 $ 47.5               $ 115.2                $ 131.5
     Special charges                                 (1.2)                  (2.1)                 (5.9)                 (13.9)
                                           ---------------        ---------------      ----------------        ---------------
        Total Electrical                             45.3                   45.4                 109.3                  117.6
     Power                                           22.4                   12.5                  49.3                   32.1
     Industrial Technology                            5.6                    4.0                  14.6                   10.8
                                           ---------------        ---------------      ----------------        ---------------
                             Subtotal                73.3                   61.9                 173.2                  160.5
     Unusual item                                       -                      -                  (4.6) (1)                 -
                                           ---------------        ---------------      ----------------        ---------------
          Total Operating Income                     73.3                   61.9                 168.6                  160.5
                                           ---------------        ---------------      ----------------        ---------------
Other expense, net                                   (3.0)                  (3.1)                 (8.5)                 (11.6)
                                           ---------------        ---------------      ----------------        ---------------
Income Before Income Taxes                           70.3                   58.8                 160.1                  148.9
Provision for income taxes                           21.8  (2)              17.3                  47.1  (2)              42.0
                                           ---------------        ---------------      ----------------        ---------------
NET INCOME                                         $ 48.5                 $ 41.5               $ 113.0                $ 106.9
                                           ===============        ===============      ================        ===============

Earnings Per Share - Diluted                       $ 0.79                 $ 0.67                $ 1.82                 $ 1.74
                                           ===============        ===============      ================        ===============
Average Shares Outstanding - Diluted                 61.5                   61.9                  62.0                   61.5


(1) 2005 Unusual item of $4.6 represents transactional expenses in support of the Company's strategic growth initiatives, included in Selling & administrative expenses.

(2) 2005 third quarter and year-to-date Provision for income taxes includes $1.9 of tax associated with anticipated dividend repatriations under the American Jobs Creation Act of 2004.

                              HUBBELL INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                               (UNAUDITED)               (UNAUDITED)
                                                             SEPTEMBER 2005              JUNE 2005              DECEMBER 2004
                                                          ----------------------    ---------------------    ---------------------
 ASSETS
 Cash and cash equivalents                                              $ 167.1                  $ 179.9                  $ 125.9
 Short-term investments                                                   101.3                    127.2                    215.6
 Accounts receivable (net)                                                341.2                    300.9                    288.5
 Inventories (net)                                                        224.9                    229.6                    216.1
 Deferred taxes and other                                                  39.0                     44.2                     46.3
                                                          ----------------------    ---------------------    ---------------------

    TOTAL CURRENT ASSETS                                                  873.5                    881.8                    892.4
 Property, plant and equipment (net)                                      266.1                    260.0                    261.8
 Investments                                                               79.7                     48.2                     65.7
 Goodwill                                                                 351.6                    323.8                    326.6
 Intangible assets and other                                              126.0                    112.9                     95.9
                                                          ----------------------    ---------------------    ---------------------

 TOTAL ASSETS                                                         $ 1,696.9                $ 1,626.7                $ 1,642.4
                                                          ======================    =====================    =====================
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Short-term debt and current portion of long-term debt                  $ 108.1                  $ 100.0                   $ 99.9
 Accounts payable                                                         145.9                    129.5                    132.1
 Accrued salaries, wages and employee benefits                             39.9                     36.1                     46.8
 Accrued income taxes                                                      41.2                     32.1                     24.4
 Dividends payable                                                         20.0                     20.0                     20.2
 Other accrued liabilities                                                 90.2                     79.5                     85.9
                                                          ----------------------    ---------------------    ---------------------
    TOTAL CURRENT LIABILITIES                                             445.3                    397.2                    409.3
 Long-term debt                                                           199.2                    199.1                    199.1
 Other non-current liabilities                                             96.3                     94.4                     89.7
                                                          ----------------------    ---------------------    ---------------------
 TOTAL LIABILITIES                                                        740.8                    690.7                    698.1

 SHAREHOLDERS' EQUITY                                                     956.1                    936.0                    944.3
                                                          ----------------------    ---------------------    ---------------------
 TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                             $ 1,696.9                $ 1,626.7                $ 1,642.4
                                                          ======================    =====================    =====================

                              HUBBELL INCORPORATED
           CONDENSED CONSOLIDATED CASH FLOWS FROM OPERATING ACTIVITIES
                     AND SUPPLEMENTARY CASH FLOW INFORMATION
                                  (in millions)

                                                                                               (UNAUDITED)
                                                                                            NINE MONTHS ENDED
                                                                                               SEPTEMBER 30

                                                                                       2005                   2004
Operating Activities
   Net Income                                                                            $ 113.0                $ 106.9
   Depreciation and amortization                                                            36.7                   37.5
   Non-cash special charges                                                                  0.7                    7.8
   Changes in working capital                                                              (23.7)                 (17.3)
   Contribution to domestic, qualified, defined benefit pension plans                      (10.0)                     -
   Other, net                                                                               13.4                   10.7
                                                                                  ---------------        ---------------

        Net cash provided by operating activities                                          130.1                  145.6
Supplementary Cash Flow Information

   Capital expenditures                                                                  $ (46.6)               $ (26.0)
   Acquisition of businesses                                                             $ (53.2)               $     -
   Acquisition of common shares                                                          $ (59.1)               $  (4.8)